UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 22, 2007

DOWNEY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13578 (Commission File Number)	33-0633413 (IRS Employer Identification Number)

3501 Jamboree Road Newport Beach, California (Address of principal executive offices)		92660 (Zip Code)

Registrant’s telephone number, including area code:   (949) 854-0300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

    Effective May 22, 2007, Downey Savings and Loan Association, F.A. (the “Bank”), a wholly-owned subsidiary of Downey Financial Corp. promoted Robert Suarez, previously Senior Vice President, Chief Demand Officer - I.T., to the position of Executive Vice President, Chief Information Officer. Mr. Suarez’s annual base salary will be $285,000. He will also be eligible for an annual bonus (targeted at 50% of his base salary) under the Bank’s Annual Incentive Plan, and will be eligible for certain payments upon a change in control of the Bank pursuant to a Change in Control Agreement entered into with the Bank in the form set out on Exhibit 10.17 to the Downey Financial Corp. 2006 Annual Report on Form 10-K. Mr. Suarez is eligible to participate in the employee benefit programs (including medical, dental and other insurance programs) generally available to all full-time employees. Mr. Suarez replaces Francisco de Cordova, who resigned effective May 7, 2007.

Item 8.01 Other Events

    The information contained in Item 1.01 regarding the appointment and departure of certain executive officers of the Bank is incorporated in this Item 8.01 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOWNEY FINANCIAL CORP. (Registrant)

Date: June 15, 2007	By /s/ Jon A. MacDonald Jon A. MacDonald Corporate Secretary